Exhibit 99.1

For Immediate Release

Ignite Restaurant Group Reports Third Quarter 2016 Financial Results

Houston, TX—(BUSINESS WIRE)—November 2, 2016 - Ignite Restaurant Group (NASDAQ: IRG) today reported financial results for the third quarter ended September 26, 2016.

Highlights for the third quarter of 2016 were as follows:

●	Total revenues were $119.9 million, compared to $133.4 million in the third quarter of 2015;
●	Comparable restaurant sales decreased 6.8% company-wide, comprised of a 6.5% decrease at Joe’s Crab Shack and a 8.9% decrease at Brick House Tavern + Tap;
●

Loss from continuing operations was $15.2 million, or $0.59 per diluted share, compared to a loss from continuing operations of $4.3 million, or $0.17 per diluted share in the third quarter of 2015; and

●

Adjusted income from continuing operations (a non-GAAP measure) was $0.8 million, or $0.03 per diluted share, compared to adjusted income from continuing operations of $1.9 million, or $0.07 per diluted share in the third quarter of 2015.

Robert S. Merritt, Chief Executive Officer of Ignite Restaurant Group, stated, “We experienced downward pressure on our comparable restaurant sales during the current quarter, most significantly in the Texas market, which was a reflection of an overall challenging environment for casual dining. Consumers have continued to be prudent with discretionary spending and remain extremely value conscious. We remain sensitive to this consumer sentiment and are currently testing some menu items that we believe increase the overall value perception of our guest. We were successful in improving certain areas of our operating margin during the quarter, but the negative impacts from commodity price inflation prevented us from seeing an overall improvement from last year. We also continued our focus on improving our balance sheet as we used excess cash flow to pay down almost $7 million of additional debt since last quarter.”

Review of Third Quarter 2016 Operating Results

Total revenues were $119.9 million in the third quarter of 2016, a decrease of 10.1% compared to $133.4 million in the third quarter of last year.

●	Revenues at Joe’s Crab Shack were $100.8 million during the third quarter of 2016 versus $114.8 million in the prior year third quarter. Comparable restaurant sales at Joe’s Crab Shack decreased 6.5%.
●

Revenues at Brick House Tavern + Tap were $19.1 million in the third quarter of 2016 compared to $18.6 million in the prior year third quarter. Comparable restaurant sales at Brick House Tavern + Tap decreased 8.9%.

Loss from continuing operations for the third quarter of 2016 was $15.2 million, or $0.59 per diluted share. The Company’s loss from continuing operations for the third quarter of 2016 included certain non-recurring items, the more significant of which are asset impairment charges of $11.1 million, a $6.4 million deferred tax valuation allowance, and costs related to stores closures of $4.5 million. Excluding the impact of these items, adjusted income from continuing operations and adjusted income from continuing operations per diluted share (which are non-GAAP financial measures), net of tax, were $0.8 million and $0.03, respectively, in the third quarter of 2016.

Loss from continuing operations for the third quarter of 2015 was $4.3 million, or $0.17 per diluted share. The Company’s loss from continuing operations for the third quarter of 2015 also included certain non-recurring items, the most significant of which are $3.9 million in asset impairment charges, $2.6 million deferred tax valuation allowance and $1.6 million in costs related to store closures. Excluding the impact of these items, adjusted income from continuing operations and adjusted income from continuing operations per diluted share (which are non-GAAP financial measures), net of tax, were $1.9 million and $0.07, respectively, in the third quarter of 2015.

Development

During the third quarter of 2016, the Company closed 14 Joe's restaurants and one Brick House restaurant and opened one Joe's franchise restaurant in Dubai, U.A.E. For the year, the Company closed 17 Joe’s restaurants and one Brick House restaurant.

Liquidity

At September 26, 2016, the Company had $0.7 million of cash and approximately $25.9 million of available borrowing capacity under its current credit facility. The Company was in compliance with the financial covenants under the credit facility.

Conference Call

Ignite will host a conference call to discuss third quarter financial results today at 5:00 PM Eastern Standard Time. Hosting the call will be Robert S. Merritt, Chief Executive Officer, and Brad Leist, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 888-264-8926 or for international callers by dialing 913-905-1087. A replay will be available one hour after the call and can be accessed by dialing 877-870-5176 or 858-384-5517 for international callers; the password is 8578396. The replay will be available until Wednesday, November 9, 2016. The call will also be webcast live from the Company's website at www.igniterestaurants.com under the “Investors” section.

About Ignite Restaurant Group

Ignite Restaurant Group, Inc., headquartered in Houston, Texas, operates a portfolio of restaurant concepts, including Joe's Crab Shack and Brick House Tavern + Tap, in a diverse set of markets across the United States. Each brand offers a variety of high-quality food in a distinctive, casual, high-energy atmosphere. For more information on Ignite and its distinctive brands, visit www.igniterestaurants.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events and results may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology.

A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements included in this press release, including the risk factors discussed in the Company’s Form 10-K for the year ended December 28, 2015 (which can be found at the SEC’s website www.sec.gov). Each such risk factor is specifically incorporated into this press release. Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Results of Operations

The following tables present the consolidated statements of operations and selected other data for the thirteen and thirty-nine weeks ended September 26, 2016 and September 28, 2015, and selected consolidated balance sheet information as of September 26, 2016 and December 28, 2015:

Consolidated Statements of Operations	Thirteen Weeks Ended September 26, 2016		Thirteen Weeks Ended September 28, 2015
	(In thousands, except percent and per share data)

Revenues	$119,937	100.0%	$133,357	100.0%

Costs and expenses

Restaurant operating costs and expenses
Cost of sales	39,751	33.1%	41,172	30.9%
Labor expenses	33,716	28.1%	37,190	27.9%
Occupancy expenses	9,702	8.1%	10,591	7.9%
Other operating expenses	21,409	17.9%	25,760	19.3%
General and administrative	5,473	4.6%	6,502	4.9%
Depreciation and amortization	5,933	4.9%	7,762	5.8%
Pre-opening costs	-	0.0%	22	0.0%
Asset impairments and closures	15,337	12.8%	4,752	3.6%
Loss (gain) on disposal of assets	472	0.4%	(908)	(0.7)%

Total costs and expenses	131,793	109.9%	132,843	99.6%

Income (loss) from operations	(11,856)	(9.9)%	514	0.4%
Interest expense, net	(3,158)	(2.6)%	(3,837)	(2.9)%
Loss on insurance settlements	-	0.0%	(428)	(0.3)%

Loss from continuing operations before income taxes	(15,014)	(12.5)%	(3,751)	(2.8)%
Income tax expense	149	0.1%	537	0.4%

Loss from continuing operations	(15,163)	(12.6)%	(4,288)	(3.2)%
Income from discontinued operations, net	-	0.0%	391	0.3%

Net loss	$(15,163)	(12.6)%	$(3,897)	(2.9)%

Basic and diluted net loss per share data:
Net loss per share
Basic and diluted
Loss from continuing operations	$(0.59)		$(0.17)
Income from discontinued operations, net	$-		$0.02
Net loss	$(0.59)		$(0.15)

Weighted average shares outstanding
Basic	25,866		25,761
Diluted	25,866		25,761

Consolidated Statements of Operations	Thirty-Nine Weeks Ended September 26, 2016		Thirty-Nine Weeks Ended September 28, 2015
	(In thousands, except percent and per share data)

Revenues	$368,593	100.0%	$398,746	100.0%

Costs and expenses

Restaurant operating costs and expenses
Cost of sales	119,574	32.4%	123,838	31.1%
Labor expenses	107,800	29.2%	111,997	28.1%
Occupancy expenses	29,784	8.1%	31,235	7.8%
Other operating expenses	68,351	18.5%	75,430	18.9%
General and administrative	17,707	4.8%	23,260	5.8%
Depreciation and amortization	18,076	4.9%	20,168	5.1%
Pre-opening costs	876	0.2%	536	0.1%
Asset impairments and closures	23,770	6.4%	4,835	1.2%
Loss (gain) on disposal of assets	896	0.2%	(556)	(0.1)%

Total costs and expenses	386,834	104.9%	390,743	98.0%

Income (loss) from operations	(18,241)	(4.9)%	8,003	2.0%
Interest expense, net	(9,426)	(2.6)%	(11,562)	(2.9)%
Gain (loss) on insurance settlements	755	0.2%	(428)	(0.1)%

Loss from continuing operations before income taxes	(26,912)	(7.3)%	(3,987)	(1.0)%
Income tax expense	320	0.1%	1,766	0.4%

Loss from continuing operations	(27,232)	(7.4)%	(5,753)	(1.4)%
Loss from discontinued operations, net	-	0.0%	(20,293)	(5.1)%

Net loss	$(27,232)	(7.4)%	$(26,046)	(6.5)%

Basic and diluted net loss per share data:

Net loss per share
Basic and diluted
Loss from continuing operations	$(1.05)		$(0.22)
Loss from discontinued operations, net	$-		$(0.79)
Net loss	$(1.05)		$(1.01)

Weighted average shares outstanding
Basic	25,819		25,719
Diluted	25,819		25,719

Selected Consolidated Balance Sheet Information	September 26, 2016	December 28, 2015
	(In thousands)
Cash and cash equivalents	$729	$7,817
Total assets	159,277	205,182
Long term debt (including current portion)	113,309	124,733
Total liabilities	178,906	198,569
Total stockholders' equity (deficit)	(19,629)	6,613

	Thirteen Weeks Ended		Thirteen Weeks Ended		Thirty-Nine Weeks Ended		Thirty-Nine Weeks Ended
	September 26, 2016		September 28, 2015		September 26, 2016		September 28, 2015
	(dollars in thousands)
Selected Other Data:
Restaurants opened during the period	-		-		3		2
Number of restaurants open (end of period):
Joe's Crab Shack	113		131		113		131
Brick House Tavern + Tap	25		23		25		23
Total restaurants	138		154		138		154
Restaurant operating weeks
Joe's Crab Shack	1,622		1,769		4,988		5,368
Brick House Tavern + Tap	332		299		991		877
Average weekly sales
Joe's Crab Shack	$62		$65		$61		$63
Brick House Tavern + Tap	$58		$62		$64		$67
Change in comparable restaurant sales
Joe's Crab Shack	(6.5%	)	(6.6%	)	(5.0%	)	(4.9%	)
Brick House Tavern + Tap	(8.9%	)	(0.7%	)	(6.5%	)	2.5%
Total	(6.8%	)	(6.1%	)	(5.2%	)	(4.1%	)

Reconciliation of Non-GAAP Results to GAAP Results

The Company provided detailed explanation of this non-GAAP financial measure, including a discussion of the usefulness and purpose of the measure, in its Form 8-K filed with the Securities and Exchange Commission on November 2, 2016.

	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirty-Nine Weeks Ended	Thirty-Nine Weeks Ended
	September 26, 2016	September 28, 2015	September 26, 2016	September 28, 2015
	(In thousands, except per share data)
Loss from continuing operations - GAAP	$(15,163)	$(4,288)	$(27,232)	$(5,753)
Adjustments - continuing operations:
Costs related to conversions, remodels and closures	4,530	1,559	4,768	1,622
Loss (gain) on insurance settlements	-	428	(755)	428
Write-off of debt issuance costs and debt discount	145	-	266	-
Asset impairments	11,099	3,881	19,102	3,881
Income tax effect of adjustments above
Current benefit	(198)	-	(130)	(8)
Deferred benefit	(5,953)	(2,324)	(8,989)	(2,341)
Deferred tax asset valuation allowance	6,368	2,624	11,674	5,357
Adjusted income (loss) from continuing operations - non-GAAP	$828	$1,880	$(1,296)	$3,186

Weighted average shares outstanding (GAAP)
Basic	25,866	25,761	25,819	25,719
Diluted	25,866	25,792	25,819	25,738
Loss from continuing operations per share (GAAP)
Basic and diluted	$(0.59)	$(0.17)	$(1.05)	$(0.22)
Adjusted income (loss) from continuing operations per share (non-GAAP)
Basic and diluted	$0.03	$0.07	$(0.05)	$0.12